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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this registration statement on Form S-4 filed by Pure Resources, Inc. and this merger proxy statement filed by Titan Exploration, Inc. of our report dated March 10, 2000, relating to the financial statements of Union Oil's Permian Basin business unit, which appears in such registration statement and merger proxy statement. We also consent to the reference to us under the heading "Experts" in such registration statement and merger proxy statement.


PricewaterhouseCoopers LLP

Houston, Texas
April 17, 2000